Exhibit 99.1

Novatel Wireless Receives Increase to Revolving Line of Credit
SAN DIEGO, November 17, 2015 (GLOBE NEWSWIRE) -- Novatel Wireless, Inc. (Nasdaq:MIFI) a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market, today announced that Wells Fargo Bank has increased the Company’s five-year senior secured revolving credit facility to $48 million (the “Revolver”). The Company currently has no amounts drawn down on the Revolver.
The Revolver initially closed on October 31, 2014 with a $25 million maximum capacity, and provides the Company with capital flexibility for its growth initiatives and general corporate purposes. The Company may borrow funds under the Revolver with interest payable monthly at a base rate determined by using the daily three month LIBOR rate, plus an applicable margin of 3.00% to 3.50% depending on the Company's liquidity as determined on the last day of each calendar month.
“The acquisitions of DigiCore and FW have changed the game for Novatel Wireless. We now plan to complete our transformation by integrating our businesses, bringing discipline and focus to our product development efforts, and driving increased revenues in highly-profitable IoT software and services,” stated Sue Swenson, Chair and CEO of Novatel Wireless. “I am pleased that Wells Fargo remains a strong partner of the Company, with confidence in our business strategy and a willingness to ensure that we have ample working capital at an attractive financing rate to expand our global presence in the IoT and SaaS fleet telematics market.”
About Novatel Wireless, Inc.
Novatel Wireless, Inc. (Nasdaq:MIFI) is a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS) solutions for the fleet telematics market.  The Company’s product lines include the CTrackTM fleet and vehicle telematics platform, Feeney Wireless (FW) IoT consulting services, appliances and device management solutions, along with Novatel Wireless’s MiFi® intelligent mobile hotspots and modems, embedded modules, mobile tracking solutions, and asset tracking and monitoring solutions. These innovative products and solutions provide anywhere, anytime communications and analytics for consumers and businesses of all sizes, with approximately 155,000 subscribed fleet vehicles for Ctrack among the Company’s 510,000 global subscribers.  Novatel Wireless is headquartered in San Diego, California. http://www.novatelwireless.com. @MiFi (Twitter)
MiFi is a registered trademark of Novatel Wireless, Inc. - the creators and patent holder of MiFi technology.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements related to the ability of Novatel Wireless to expand its addressable markets and drive growth in service revenue and broaden its customer base as a result of the acquisition of DigiCore, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Novatel Wireless and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Novatel Wireless undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. These forward-looking statements also involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Novatel Wireless in general, see the risk disclosures in the Annual Report on Form 10-K of Novatel Wireless for the year ended December 31, 2014, and in other filings made with the SEC by Novatel Wireless (available at www.sec.gov).

©2015 Novatel Wireless, Inc. All rights reserved. The Novatel Wireless name and logo are trademarks of Novatel Wireless, Inc.

Media Contact
Anette Gaven
(619) 993-3058
agaven@nvtl.com

Investor Relations Contact
Michael Sklansky
(858) 431-0792
msklansky@nvtl.com

Source: Novatel Wireless, Inc.

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